UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

NEW AMERICA ENERGY CORP.
Exact name of registrant as specified in its charter

Nevada	000-54243	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd., Ste D#138, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

(800) 508-6149
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1  - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  - Entry into a Material Definitive Agreement

On May 31, 2011, New America Energy Corp., (“us”, “we”, “our” “Company”) entered into a property acquisition agreement with GeoXplor Corp. (the “Original Agreement”). Pursuant to the terms of the Original Agreement, we acquired an option, as well as exploration rights, in certain unpatented mining claims located in Clayton Valley, Nye County, Nevada ( the “Original Claims”).

On October 27, 2011 we entered into an amended property acquisition agreement  (the “Amended Agreement”) whereby rights to an additional set of claims, called the Clayton Ridge claims, were acquired ( the “New Claims”).

On June 20, 2012, we entered into an amended purchase agreement whereby we agreed to further amend and entirely replace the Amended Agreement with the new agreement, which modifies the consideration provided to GeoXplor by us for the Original and New Claims.

The addition of the Clayton Ridge claims will require an extra issuance of 250,000 shares to GeoXplor Corp. The total consideration for both the Clayton Valley and Clayton Ridge claims is as follows:

·	$75,000 on May 31, 2011 (paid);
·	$25,000 on June 22, 2012 (paid);
$25,000 on March 4, 2013;
·	$150,000 on May 31, 2013;
·	$100,000 on May 31, 2014;
·	2,750,000 shares to be issued as follows:
(1) 500,000 shares of our common stock on execution of the Original Agreement (previously issued);
(2) 250,000 shares of our common stock on execution of the Amended Agreement (previously issued);
(3) 750,000 shares of our common stock on or before June 22, 2012;
(4) 500,000 shares of our common stock on or before the date two years from the date of the Original Agreement; and
(5) 500,000 shares of our common stock on or before the date three years from the date of the Original Agreement; and
A 3.0% net value royalty on production of Lithium and other minerals from the Property measured by 3% of the gross proceeds less costs associated with production from the Property.
The Company has the right to purchase up to 2% of the Net Value Royalty for $1,000,000 for each 1%.

Should the Company or its assignee or a joint venture including the Company present a feasibility study recommending the mining of Lithium from the Property and authorize implementation of a mining plan or sell, option, assigns, disposes or alienates all or a portion of its interest in the Property, the Company shall pay GeoXplor an additional bonus of $500,000 in cash or shares of the Company, at the sole election of GeoXplor.

Further, we have a required to expense not less than $1,000,000 in exploration and development testing, from the Effective Date of the amended purchase agreement as follows:

$100,000 during the first year;
$200,000 during the second year;
$300,000 during the third year; and
$400,000 during the fourth year.

If we are unable to make any of the share issuances or payments under the agreements with GeoXplor, the property rights will revert to GeoXplor.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits.

10.1	Amended Purchase Agreement dated June 20, 2012 between New America Energy Corp. and GeoXplor Corp.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New America Energy Corp.

Dated: June 20, 2012	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
`	Title:	Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director